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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ARRIS GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                     58-2588724
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                            11450 Technology Circle
                             Duluth, Georgia 30097
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          (Address of principal executive offices, including zip code)


If this Form relates to the                  If this Form relates to the
registration of a class of securities        registration of a class of securities
pursuant to Section 12(b) of the             pursuant to Section 12(g) of the
Exchange Act and is effective                Exchange Act and is effective
pursuant to General Instruction              pursuant to General Instruction
A.(c), please check the following            A.(d), please check the following
box. [ ]                                     box. [X]


Securities Act registration statement file number to which this form relates:
333-61524

Securities to be registered pursuant to Section 12(b) of the Act:


                    Title of each class                                   Name of each exchange on which
                    to be so registered                                   each class is to be so registered
                    --------------------                                  ---------------------------------

                          None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, $0.01 par value per share
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                                (Title of class)


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                                EXPLANATORY NOTE

         This Form 8-A/A is being filed to correct an error on the cover page of the Registrant's Form 8-A filed on August 3, 2001 to register the Registrant's common stock, $0.01 par value per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, rather than Section 12(b).


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    ARRIS GROUP, INC.


Date:  August 7, 2001               By: /s/ Lawrence A. Margolis
                                        ---------------------------------------
                                        Lawrence A. Margolis
                                        Executive Vice President